Exhibit 99.1

Mohegan Sun at Pocono Downs is Pennsylvania’s First Casino

Following a Grand Opening Celebration

Wilkes-Barre, PA, Nov. 14 — Mohegan Sun at Pocono Downs made history today with a grand opening ceremony, introducing slot machine gaming in Pennsylvania. State and local officials were present as Pennsylvania Lieutenant Governor Catherine Baker Knoll joined Mohegan Sun officials in pulling a ceremonial slot machine handle to open the casino.

The construction of the 90,000 square foot two-level gaming space including a food court began in September of 2005 with the removal of the facility’s old grandstand. The investment in this Phase I project was approximately $72.6 million. The casino operates 24 hours a day, seven days a week and houses almost 1,100 new slot machines with denominations ranging from one cent to $25. The main level is smoke-free with approximately one-third of the games. There is a casino bar and food court located on the main level with future plans for a patio restaurant. The first level hosts the majority of the games as well as a snack bar and casino bar. All the newest and hottest game titles are on display, including more than 500 reel games, over 450 video slots and an array of video poker games. The games feature the coin-free ticket in/ticket out technology.

Mohegan Sun at Pocono Downs presents live harness racing from March to November and provides simulcasting of the top races throughout the country year-round. The facility, originally known simply as Pocono Downs, opened as a harness racetrack on July 15, 1965.

Plans for a Phase II gaming and entertainment facility at Mohegan Sun at Pocono Downs have been previously announced. The project would be developed on land adjacent to the existing gaming location. When completed, the facility is anticipated to include approximately 2,500 slot machines, a variety of restaurants, a 300 seat buffet, an expanded food court, retail shopping, nightlife venues, additional parking and bus amenities. Construction is expected to commence in 2007 with a grand opening planned for mid-2008. Phase II is anticipated to cost between $140 million and $150 million.

About the Mohegan Tribal Gaming Authority

The Mohegan Tribal Gaming Authority (the “Authority”) is an instrumentality of the Mohegan Tribe of Indians of Connecticut, a federally recognized Indian tribe with an approximately 507-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority operates Mohegan Sun, a gaming and entertainment complex that is situated on a 240 acre site on the Tribe’s reservation and, through its subsidiary, Downs Racing, L.P., owns and operates Mohegan Sun at Pocono Downs, also a gaming and entertainment facility offering slot machines and harness racing in Plains Township, Pennsylvania, and five OTW facilities located elsewhere in Pennsylvania. More information about the Authority and its properties can be obtained by visiting http://www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business development activities. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “believe” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. These risks and uncertainties include, but are not limited to, those relating to increased competition (including the legalization or expansion of gaming in New England, New York, New Jersey and Pennsylvania), the financial performance of Mohegan Sun, Pocono Downs and the OTW facilities, dependence on existing management, potential adverse changes in local, regional, national or global economic climates, the Authority’s leverage and ability to meet its debt service obligations, changes in federal or state tax laws or the administration of such laws, changes in gaming laws or regulations (including the limitation, denial or suspension of licenses required under gaming laws and regulations), and the continued availability of financing. Additional information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2005, as well as its other reports and filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure you that projected results or events will be achieved or will occur.